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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Barrick Gold Corporation, of our report dated
January 31, 2001 relating to the financial statements, which appear in the 2000 Annual Report to Shareholders of Homestake Mining Company, which is incorporated by reference in Homestake Mining Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
July 19, 2001